Exhibit 99.1

BeiGene, Ltd.

BeiGene Announces Proposed Hong Kong Initial Public Offering and Global Offering

CAMBRIDGE, Mass. and BEIJING, China, July 27, 2018 (GLOBE NEWSWIRE) — BeiGene, Ltd. (NASDAQ:BGNE), a commercial-stage biopharmaceutical company focused on developing and commercializing innovative molecularly-targeted and immuno-oncology drugs for the treatment of cancer, today announced a Hong Kong initial public offering and a global offering (the “Offering”) of 65,600,000 of its ordinary shares, par value $0.0001 per share (the “Shares”), and the proposed listing of the Shares on the Main Board of The Stock Exchange of Hong Kong Limited (the “SEHK”). BeiGene’s American Depositary Shares (“ADS”) are currently listed on the Nasdaq Global Select Market under the symbol “BGNE.”  Each ADS represents the right to receive 13 ordinary shares.

The Offering initially comprises 5,904,000 Shares for subscription by the public in Hong Kong and 59,696,000 Shares for subscription globally, representing 9% and 91% of the total number of Shares, respectively, subject to reallocation. In addition, BeiGene expects to grant the joint global coordinators a 30-day option to purchase up to an additional 9,840,000 Shares. The Offering is subject to market and other conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the actual size or terms of the  Offering.

Morgan Stanley & Co. International plc, Goldman Sachs (Asia) L.L.C., Credit Suisse (Hong Kong) Limited and CLSA Limited are acting as joint global coordinators for the Offering.

Sales of Shares outside of Hong Kong, initially offered in the United States and sold outside the United States that may be resold from time to time in the United States, are being offered pursuant to an automatically effective shelf registration statement that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement relating to and describing the terms of the Offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained for free from the offices of Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; and Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, or email:prospectus-ny@ny.email.gs.com; and Credit Suisse Securities (USA) LLC, Attention: Prospectus Department, One Madison Avenue, New York, New York 10010, or by email at newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About BeiGene

BeiGene is a global, commercial-stage, research-based biotechnology company focused on molecularly-targeted and immuno-oncology cancer therapeutics. With a team of over 1,300 employees in China, the United States, and Australia, BeiGene is advancing a pipeline consisting of novel oral small molecules and monoclonal antibodies for cancer. BeiGene is also working to create combination solutions aimed to have both a meaningful and lasting impact on cancer patients. BeiGene markets ABRAXANE® (nanoparticle albumin-bound paclitaxel), REVLIMID® (lenalidomide), and VIDAZA® (azaciditine) in China under a license from Celgene Corporation.(1)

Forward-Looking Statements

Certain of the statements made in this press release are forward looking, such as those, among others, relating to BeiGene’s expectations regarding the completion, timing and size of the Offering, and its expectations with respect to granting the joint global coordinators a 30-day option to purchase additional ordinary shares. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include risks and uncertainties related to completion of the Offering on the anticipated terms or at all, market conditions and the satisfaction of customary closing conditions related to the Offering. More information about the risks and uncertainties faced by BeiGene is contained or incorporated by reference in the preliminary prospectus supplement related to the Offering filed with the SEC. BeiGene disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact	Media Contact
Lucy Li, Ph.D.	Liza Heapes
+1 781-801-1800	+1 857-302-5663
ir@beigene.com	media@beigene.com

(1)  ABRAXANE®, REVLIMID®, and VIDAZA® are registered trademarks of Celgene Corporation.